 Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	October 26, 2016

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS SALES UP 15.3%
FOR THE QUARTER ENDED SEPTEMBER 30, 2016

•	Q3 revenue of $157.0 million ($158.1 million on a comparable, constant currency basis), up 15.3% as reported (up 16.1% on a comparable, constant currency basis) over Q3 2015

•	Q3 core revenue up 8.9% over Q3 2015

•	Q3 GAAP EPS was $0.02; Q3 non-GAAP EPS was $0.26

•	Q3 2016 GAAP gross margin was 43.2%, compared to 43.5% in Q3 2015; Q3 2016 non-GAAP gross margin was 46.8%, compared to 45.6% for Q3 2015

SOUTH JORDAN, UTAH- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy, today announced sales of $157.0 million for the quarter ended September 30, 2016, an increase of 15.3% over sales of $136.1 million for the quarter ended September 30, 2015. On a constant currency basis, sales for the quarter ended September 30, 2016 would have been up 16.1% over sales for the comparable quarter of 2015. For the nine months ended September 30, 2016, Merit’s sales were $446.1 million, an increase of 10.5% over sales of $403.7 million, for the nine months ended September 30, 2015. On a constant currency basis, sales for the nine months ended September 30, 2016 would have been up 11.4% over sales for the comparable period of 2015.

Merit’s GAAP net income for the third quarter of 2016 was $1.0 million, or $0.02 per share, compared to $4.8 million, or $0.11 per share, for the third quarter of 2015, down primarily as a result of restructuring costs related to the acquisition of DFINE, Inc. (“DFINE”) in July 2016. Merit’s non-GAAP net income for the quarter ended September 30, 2016 was $11.5 million, or $0.26 per share, up 28.8% compared to $8.9 million, or $0.20 per share, for the quarter ended September 30, 2015.

Merit’s GAAP net income for the nine months ended September 30, 2016 was $12.6 million, or $0.28 per share, compared to $17.4 million, or $0.39 per share, for the comparable period of 2015, down primarily as a result of restructuring costs related to the acquisition of DFINE in July 2016. Merit’s non-GAAP net income for the nine months ended September 30, 2016 was $31.4 million, or $0.70 per share, up 13.0% compared to $27.8 million, or $0.62 per share, for the nine months ended September 30, 2015.

Merit’s sales by category for the three and nine-month periods ended September 30, 2016, compared to the corresponding periods in 2015, were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,

	% Change	2016	2015	% Change	2016	2015
Cardiovascular
Stand-alone devices	35.0%	$51,901	$38,451	23.0%	$141,627	$115,125
Custom kits and procedure trays	0.8%	30,230	29,986	1.6%	89,174	87,738
Inflation devices*	2.6%	18,364	17,894	-0.9%	54,768	55,284
Catheters	20.1%	29,529	24,587	14.0%	82,274	72,183
Embolization devices	-1.1%	11,207	11,328	1.8%	33,937	33,323
CRM/EP	7.5%	9,368	8,711	8.2%	26,888	24,854
Total	15.0%	150,599	130,957	10.3%	428,668	388,507

Endoscopy
Endoscopy devices	24.3%	6,376	5,129	14.5%	17,455	15,238

Total	15.3%	$156,975	$136,086	10.5%	$446,123	$403,745

*The year-over-year sales decrease in inflation devices for the nine months ended September 30, 2016 can be attributed primarily to reduced sales to a large OEM customer and two large distributors.

“The results of the third quarter were outstanding,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Despite a historically slow summer sales cycle and the integration and training required as a result of the DFINE acquisition, our sales and operations staff executed with precision and professionalism.”

Lampropoulos also reported that Merit received a subpoena from the U.S. Department of Justice requesting documents and other information regarding certain marketing and promotional practices relating to the Company's products. “We are in the process of responding to the subpoena and intend to cooperate,” Lampropoulos said. “As we deem appropriate, we intend to provide updates regarding the matter in the future.”

2016 GUIDANCE
Based upon information currently available to Merit's management, Merit estimates that for the year ending December 31, 2016, Merit's GAAP net income per share for 2016 will be in the range of $0.45-$0.51. This estimate reflects the intangible amortization and one-time reorganization costs related to the acquisition of DFINE. Merit’s non-GAAP net income per share estimate remains at $0.97-$1.03.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 86894191) today, Wednesday, October 26, 2016, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672, and the international number is (508) 637-5656. A live webcast will also be available for the conference call at merit.com.

BALANCE SHEET
(In thousands)

	September 30, 2016 (Unaudited)	December 31, 2015

ASSETS
Current Assets
Cash and cash equivalents	$17,318	$4,177
Trade receivables, net	79,697	70,292
Employee receivables	176	217
Other receivables	3,350	6,799
Inventories	116,908	105,999
Prepaid expenses	7,005	5,634
Prepaid income taxes	3,059	2,955
Deferred income tax assets	6,408	7,025
Income tax refunds receivable	373	905
Total Current Assets	234,294	204,003

Property and equipment, net	278,626	267,778
Intangibles, net	186,714	109,354
Goodwill	212,825	184,472
Other assets	16,296	13,121
Total Assets	$928,755	$778,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	30,192	37,977
Accrued expenses	44,927	37,846
Current portion of long-term debt	10,000	10,000
Advances from employees	544	589
Income taxes payable	809	1,498
Total Current Liabilities	86,472	87,910

Deferred income tax liabilities	22,042	10,985
Liabilities related to unrecognized tax benefits	402	768
Deferred compensation payable	9,000	8,500
Deferred credits	2,593	2,721
Long-term debt	317,760	197,593
Other long-term obligations	4,546	4,148
Total Liabilities	442,815	312,625

Stockholders' Equity
Common stock	204,601	197,826
Retained earnings	286,378	273,764
Accumulated other comprehensive loss	(5,039)	(5,487)
Total stockholders' equity	485,940	466,103
Total Liabilities and Stockholders' Equity	$928,755	$778,728

INCOME STATEMENT
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

SALES	$ 156,975	$ 136,086	$ 446,123	$ 403,745

COST OF SALES	89,160	76,881	251,354	228,271

GROSS PROFIT	67,815	59,205	194,769	175,474

OPERATING EXPENSES
Selling, general and administrative	53,198	39,201	138,556	115,407
Research and development	11,424	10,515	33,440	29,389
Contingent consideration expense (benefit)	(94)	(58)	99	185
Acquired in-process research and development	300	1,000	400	1,000
Total	64,828	50,658	172,495	145,981

INCOME FROM OPERATIONS	2,987	8,547	22,274	29,493

OTHER INCOME (EXPENSE)
Interest income	29	78	55	210
Interest (expense)	(3,022)	(1,489)	(6,120)	(4,776)
Other income (expense)	1	(476)	(445)	(281)
Total other (expense) - net	(2,992)	(1,887)	(6,510)	(4,847)

INCOME BEFORE INCOME TAXES	(5)	6,660	15,764	24,646

INCOME TAX EXPENSE (BENEFIT)	(978)	1,842	3,149	7,253

NET INCOME	$ 973	$ 4,818	$ 12,615	$ 17,393

EARNINGS PER COMMON SHARE-
Basic	$ 0.02	$ 0.11	$ 0.28	$ 0.40

Diluted	$ 0.02	$ 0.11	$ 0.28	$ 0.39

AVERAGE COMMON SHARES-
Basic	44,447	44,165	44,346	43,976

Diluted	45,000	44,734	44,763	44,467

Although Merit’s financial statements are prepared in accordance with accounting principles which are generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to Merit’s GAAP financial statements for the three and nine-month periods ended September 30, 2016 and 2015. Readers should consider these non-GAAP measures in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that may affect Merit's net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. The constant currency revenue adjustments of $1.1 million and $3.6 million for the three and nine-month periods ended September 30, 2016, respectively, were calculated using the average foreign exchange rates for the three and nine-month periods ended September 30, 2015. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $503,000 and approximately $558,000 for the three-month periods ended September 30, 2016 and 2015, respectively, and approximately $1.9 million and approximately $1.6 million for the nine-month periods ended September 30, 2016 and 2015, respectively.

MERIT MEDICAL SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015 (Unaudited)
In thousands, except per share data
	Three Months Ended
	September 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$(5)	$978	$973	$0.02

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,446	(1,653)	2,793	0.06
Inventory mark-up related to acquisition	1,202	(468)	734	0.02
Severance	56	(22)	34	0.00
Selling, General & Administrative
Severance	7,644	(2,840)	4,804	0.11
Acquisition-related (c)	1,377	(231)	1,146	0.03
Fair value adjustment to contingent consideration (d)	(94)	37	(57)	(0.00)
Acquired in-process research & development	300	(117)	183	0.00
Amortization of intangibles	1,224	(469)	755	0.02
Other Income
Amortization of long-term debt issuance costs	258	(101)	157	0.00

Adjusted net income	$16,408	$(4,886)	$11,522	$0.26

Diluted shares				45,000
	Three Months Ended
	September 30, 2015
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$6,660	$(1,842)	$4,818	$0.11

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	2,830	(1,039)	1,791	0.04
Selling, General & Administrative
Severance	602	(234)	368	0.01
Acquisition-related (c)	400	(156)	244	0.01
Fair value adjustment to contingent consideration (d)	(58)	23	(35)	(0.00)
Long-term asset impairment charge (b)	85	(32)	53	0.00
Acquired in-process research & development	1,000	—	1,000	0.02
Amortization of intangibles	897	(342)	555	0.01
Other Income
Amortization of long-term debt issuance costs	247	(96)	151	0.00

Adjusted net income	$12,663	$(3,718)	$8,945	$0.20

Diluted shares				44,734

In thousands, except per share data
	Nine Months Ended
	September 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,764	$(3,149)	$12,615	$0.28

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,688	(3,939)	6,749	0.15
Inventory mark-up related to acquisition	1,409	(548)	861	0.02
Severance	56	(22)	34	0.00
Selling, General & Administrative
Severance	9,422	(3,532)	5,890	0.13
Acquisition-related (c)	3,750	(1,154)	2,596	0.06
Fair value adjustment to contingent consideration (d)	99	(38)	61	0.00
Long-term asset impairment charge (b)	88	(34)	54	0.00
Acquired in-process research & development	400	(156)	244	0.01
Amortization of intangibles	2,869	(1,096)	1,773	0.04
Other Income
Amortization of long-term debt issuance costs	779	(303)	476	0.01

Adjusted net income	$45,324	$(13,971)	$31,353	$0.70

Diluted shares				44,763

	Nine Months Ended
	September 30, 2015
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$24,646	$(7,253)	$17,393	$0.39

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	8,398	(2,980)	5,418	0.12
Selling, General & Administrative
Severance	1,717	(609)	1,108	0.02
Acquisition-related (c)	464	(165)	299	0.01
Fair value adjustment to contingent consideration (d)	185	(66)	119	0.00
Long-term asset impairment charge (b)	99	(35)	64	0.00
Acquired in-process research & development	1,000	(355)	645	0.01
Amortization of intangibles	2,653	(941)	1,712	0.04
Termination fee (e)	800	(284)	516	0.01
Other Income
Amortization of long-term debt issuance costs	741	(263)	478	0.01

Adjusted net income	$40,703	$(12,950)	$27,753	$0.62

Diluted shares				44,467

(a)	Reflects the tax effect of the non-GAAP adjustments

(b)	Represents abandoned patents

(c)	Represents non-recurring costs related to acquisitions

(d)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions

(e)	Costs associated with the termination of our agreement with a third-party contract manufacturer in Tijuana, Mexico

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 200 individuals. Merit employs approximately 4,100 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada, and Melbourne, Australia.

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2015. Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions (including the recently completed acquisition of DFINE); product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; restrictions on Merit's liquidity or business operations resulting from its current debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2015 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

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